Exhibit 10.1

CERTAIN INFORMATION IN THIS DOCUMENT, MARKED BY [**], HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(b)(10)(iv). SUCH EXCLUDED INFORMATION IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

OVERDRAFT PROCESSING SERVICES ADDENDUM

This Overdraft Processing Services Addendum (the “Addendum”) is entered into as of September 28, 2026 (the “Addendum Effective Date”), by and between Dave Operating LLC, f.k.a. Dave, Inc., a Delaware limited liability company (“Customer”), and SoFi Technology Solutions, LLC, a Delaware limited liability company (f/ka/ Galileo Financial Technologies, LLC (“STS”).

Recitals

Customer and STS are parties to that certain Service Agreement dated March 18, 2020, as amended from time to time (the “Agreement”);

Customer desires to use the Overdraft Processing Services (as defined below) as part of the Services defined in the Agreement; and

This Addendum supplements the Agreement and, together with the Agreement, constitutes one integrated agreement governing Customer’s use of the Overdraft Processing Services.

The parties therefore agree as follows:

Agreement

1.
Definitions: Capitalized terms used herein but not defined have the meanings given to them in the Agreement.

“Open to Buy (‘OTB’) Amount” refers to the balance in the Overdraft Account that is available to the Cardholder to cover eligible Overdraft Transactions under an Overdraft Protection Program.

“Overdraft Account” refers to [**].

“Overdraft Processing Services” refers to [**].

“Overdraft Protection Program” or “ODP Program” means an agreement offered by Bank to a Cardholder to cover Overdraft Transactions.

“Overdraft Transactions” refers to certain attempted or initiated transactions when the Account lacks sufficient funds, which may be covered under an Overdraft Protection Program or Overdraft Processing Services.

2.
Overdraft Processing Services. Subject to Customer's compliance with the terms of this Addendum, including the payment of fees, STS shall make available to and perform for Customer the services described below:

(a) Account Management & Collateralization. STS will provide services for Customer to manage each Cardholder’s Overdraft Account in accordance with Customer’s written requirements (as documented in the applicable Statement of Work), including, for example, enabling the automatic transfer of funds to cover eligible Overdraft Transactions for Cardholders enrolled in an Overdraft Protection Program and, if applicable, disabling such feature under certain specified conditions.

(b) Overdraft Payment Processing. STS shall make available and perform the following payment processing services for Overdraft Accounts in each case in accordance with Customer’s written requirements (as documented in the applicable Statement of Work):

(i) [**];

(ii) [**];

(iii) [**];

(iv) [**];

(v) [**];

(vi) Providing basic overview training, upon Customer written request, as reasonably necessary to enable Customer’s personnel to access and use [**], including training on the Overdraft Processing Services, Overdraft Account management, and OTB Amount monitoring; and

(vii) Providing reasonable assistance, on an on-going basis, to Bank, the payment networks, and other critical third parties (including without limitation those identified by Customer and approved by STS), in resolving Cardholder or vendor problems related to the Overdraft Processing Services or the use, issuance, sale or reloading thereof, provided that Customer utilizes a STS-integrated and Customer-approved vendor for such services.

The parties agree STS may subcontract all or any part of the Overdraft Processing Services.

3.
Customer Obligations. Customer is solely responsible for all aspects of its Overdraft Protection Program that are not expressly supported by STS under this Addendum or the Agreement (in each case except to the extent arising out STS’s material breach of this Addendum or the Agreement, and subject to the limitations of liability set forth in the Agreement), including but not limited to:
(a)
Approvals & Authorizations. [**]
(b)
Underwriting & Risk Assessment. [**]
(c)
Ledger and Enrollment. [**]
(d)
Eligibility Criteria. [**]
(e)
Customer Fees. [**]
(f)
Non-payment & Collections. [**]
(g)
Returns, Reversals & Adjustments. [**]
4.
Exclusivity. [**]

5.
STS Fees. Overdraft Processing Services shall be billed by STS to Customer [**]. Any implementation, development, or professional-services fees for the Overdraft Processing Services shall be governed by the applicable Statement of Work executed by the parties. In the event of any conflict between Exhibit C of the Agreement and Exhibit A of this Addendum, the terms of Exhibit A shall control solely with respect to the Overdraft Processing Services.
6.
Term. Notwithstanding any other provision in the Agreement, this Addendum begins on the Addendum Effective Date and [**]. (the “Initial Term”) unless earlier terminated in accordance with its terms. After the Initial Term, this Addendum automatically renews for successive one-year renewal periods (each, a “Renewal Term” and, collectively with the Initial Term, the “Term”), unless either party provides written notice of non-renewal at least four (4) months before the end of the current Term.
7.
Miscellaneous.
(a)
Interpretation. Except as explicitly modified by this Addendum, all of the terms and conditions of the Agreement shall remain in full force and effect. To the extent any terms of this Addendum and the Agreement are in conflict, the terms of this Addendum shall govern any issue related to the Overdraft Processing Services.
(b)
Entire Agreement; Modification. This Addendum constitutes the entire understanding between Customer and STS with respect to the subject matter hereto and STS makes no representations to Customer except as expressly set forth herein. This Addendum shall not be deemed or construed to be modified, amended, or waived, in whole or in part, except by written agreement of the parties hereto.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Addendum is executed as of the date above.

Dave Operating LLC, f.k.a. Dave, Inc.

By: /s/ Kyle Beilman

Name : Kyle Beilman

Its: Chief Financial Officer

Date: September 24, 2026

SoFi Technology Solutions, LLC

By: /s/ William Kennedy

Name : William Kennedy

Its: Chief Financial Officer

Date: September 28, 2026

Exhibit A

Pricing Schedule

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